     As filed with the Securities and Exchange Commission on March 17, 1999

                                                  Registration No. ____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                      TeleServices International Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                         Florida                                                           59-2773602
-------------------------------------------------------------------------------------------------------------------
(State or other jurisdiction of incorporation or organization)                 (I.R.S. Employer Identification No.)

100 Second Avenue South, Suite 1000, St. Petersburg, Florida                                               33701
-------------------------------------------------------------------------------------------------------------------
(Address of Principal Executive Offices)                                                                 (Zip Code)


                  Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan
-------------------------------------------------------------------------------------------------------------------
                                            (Full title of the plan)


                 Robert P. Gordon, 100 Second Avenue South, Suite 1000, St. Petersburg, Florida 33701
-------------------------------------------------------------------------------------------------------------------
                                      (Name and address of agent for service)

                                                (813) 895-4410
-------------------------------------------------------------------------------------------------------------------
                         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           offering price       aggregate offering          Amount of
    to be registered           registered              per share                 price          registration fee (1)
----------------------------------------------------------------------------------------------------------------------
     Common Stock,
  $.0001 Par Value (2)          7,500,000                $0.41               $3,075,000.00             $907.13
======================================================================================================================
         TOTALS                 7,500,000                                    $3,075,000.00             $907.13
======================================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.
     Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Visitors Services Inc. Employee Benefit and Consulting Services Compensation Plan.

                      REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E of Form S-8, TeleServices International Group Inc. (the "Registrant") is registering additional shares of common stock pursuant to the Visitors Services, Inc. Employee Benefit and Consulting Services Compensation Plan (the "VSI Plan"). The Registrant currently has effective registration statements filed on Form S-8 relating to the VSI Plan which registered securities of the same class as those being registered herewith: (a) prior registration statement filed with the Securities and Exchange Commission on February 20, 1997, on Form S-8 (File No. 333-22093) registered an initial 5,000,000 shares authorized to be issued under the VSI Plan; and (b) a subsequent registration statement filed October 20, 1997 (File No. 333-38263), registered an additional 5,000,000 shares authorized to be issued under the VSI Plan. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statements on Form S-8 (File No. 333-22093 and 333-38263), which are made a part hereof.

         On March 15, 1999, the Board of Directors of the Registrant increased the number of shares of common stock authorized to be issued under the VSI Plan from 10,000,000 to 17,500,000. The 10,000,000 previously authorized to be issued under the VSI Plan were registered in the aforementioned two prior registration statements. This registration statement registered the additional 7,500,000 shares authorized to be issued under the VSI Plan.




                                    EXHIBITS

Exhibit Number             Description
--------------             ------------
       4.1                 The Registrant's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.5 to the Registrant's Form 10-QSB for the quarter ended
                           March 31, 1997.)

       4.2                 The Registrant's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.3 to the Registrant's Current Report on Form 8-K dated October 17, 1996 and filed October 23, 1996.)

       5.8                 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

      10.7                 Visitors Services, Inc. Employee Benefit and Consulting Services Compensation
                           Plan, as restated on March 15, 1999. (Filed herewith.)

      23.17                Consent of Schumacher & Associates, Inc., Certified Public Accountants. (Filed
                           herewith.)

      23.18                Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.8.)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 17th day of March, 1999.


                         TELESERVICES INTERNATIONAL GROUP INC.


                         By: /s/ Robert P. Gordon
                             ---------------------------------------------------
                             Robert P. Gordon, Chairman


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                         By: /s/ Robert P. Gordon
                             ---------------------------------------------------
                             Robert P. Gordon, Chairman, Interim Chief Financial Officer (Principal Accounting Officer), Director

                         Dated:  March 17, 1999


                         By: /s/ Paul W. Henry
                             ---------------------------------------------------
                             Paul W. Henry, Secretary, Treasurer, Director

                         Dated:  March 17, 1999


                         By: /s/ Michael J. Gordon
                             ---------------------------------------------------
                             Michael J. Gordon, Director

                         Dated:  March 17, 1999


                         By: /s/ John Hwang
                             ---------------------------------------------------
                             John Hwang, Director

                         Dated:  March 17, 1999

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------
       4.1                 The Registrant's Articles of Incorporation, as amended, which define the rights of holders of the equity securities being  registered. (Incorporated by reference to Exhibit 3.5 to the Registrant's Form 10-QSB for the quarter ended
                           March 31, 1997.)

       4.2                 The Registrant's Bylaws, as amended, which define the rights of holders of the equity securities being registered. (Incorporated by reference to Exhibit 3.3 to the Registrant's Current  Report on Form 8-K dated October 17, 1996 and filed October 23, 1996.)

       5.8                 Opinion of Counsel, Futro & Trauernicht LLC. (Filed herewith.)

      10.7                 Visitors Services, Inc. Employee Benefit and Consulting Services Compensation
                           Plan, as amended on March 15, 1999. (Filed herewith.)

      23.17                Consent of Schumacher & Associates, Inc., Certified Public Accountants. (Filed
                           herewith.)

      23.18                Consent of Counsel, Futro & Trauernicht LLC. (Included in Exhibit 5.8.)